Exhibit 16.1

October 15, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	Kore Resources Inc.
File No. 000-52970

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A Amendment No. 3 dated October 15, 2014 of Kore Resources Inc. (“Company”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP